Exhibit 99.1

La Rosa Holdings Acquires Remaining 49% Interest in Orlando Brokerage
Generating Approximately $3.3 Million in Revenue for 2025

Celebration, FL –April 15, 2026 – La Rosa Holdings Corp. (NASDAQ: LRHC) (“La Rosa” or the “Company”), a real estate and PropTech enterprise, today announced that it has acquired the remaining 49% ownership interest in its franchisee, La Rosa Realty Orlando LLC (“LRRO”). With this transaction, LRRO is now a wholly owned subsidiary of La Rosa.

Operating in Orlando, Florida, LRRO generated approximately $3.3 million in revenue and gross profit of over $0.3 million for 2025.  The brokerage provides residential and commercial real estate services and offers coaching and support services to agents on a fee basis.

Joe La Rosa, CEO of La Rosa, commented, “This acquisition represents a strategic step in strengthening our platform and driving revenue growth. It reflects our disciplined approach to pursuing accretive opportunities that generate cash flow and align with our long-term vision. Full ownership enhances our ability to realize operational efficiencies, optimize processes, and scale our agent network. As we continue to execute on our broader strategy, including investments in higher-margin initiatives and the enhancement of our proprietary technology, we believe transactions like this will support margin expansion and strengthen our overall financial performance.”

The preliminary revenue and gross profit figures described in this press release are unaudited and subject to customary adjustments. The Company expects to file its full financial results for fiscal year 2025 in due course, along with the filing of the Annual Report on Form 10-K with the Securities and Exchange Commission.

About La Rosa Holdings Corp.

La Rosa Holdings Corp. (Nasdaq: LRHC) intends to transform the real estate industry by providing agents with flexible compensation options, including a revenue-sharing model or a fee-based structure with 100% commission. Powered by its proprietary technology platform, La Rosa aims to equip agents and franchisees with the tools they need to deliver exceptional service.

The Company offers both residential and commercial real estate brokerage services, as well as technology-driven products and support for its agents and franchise partners. Its business model includes internal services for agents and external offerings for the public, spanning real estate brokerage, franchising, education and coaching, and property management.

La Rosa operates 24   corporate-owned brokerage offices across Florida, California, Texas, Georgia, and Puerto Rico. La Rosa also started its expansion into Europe, beginning with Spain. Additionally, the Company has five franchised offices and branches and three affiliated brokerage locations in the U.S. and Puerto Rico. The Company also operates a full-service escrow settlement and title company in Florida.

For more information, please visit: https://www.larosaholdings.com.

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Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s current expectations that are subject to various risks and uncertainties. Such statements include statements regarding the Company’s ability to grow its business and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words.  These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including without limitation, the Company’s ability to achieve profitable operations, customer acceptance of new services, the demand for the Company’s services and the Company’s customers’ economic condition, the impact of competitive services and pricing, general economic conditions, the successful integration of the Company’s past and future acquired brokerages, the effect of the recent National Association of Realtors’ landmark settlement on our business operations, and other risk factors detailed in the Company’s filings with the United States Securities and Exchange Commission (the “SEC”). You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and other reports and documents that we file from time to time with the SEC. Forward-looking statements contained in this press release are made only as of the date of this press release, and La Rosa does not undertake any responsibility to update any forward-looking statements in this release, except as may be required by applicable law. References and links to websites have been provided as a convenience, and the information contained on such websites has not been incorporated by reference into this press release.

For more information, contact: info@larosaholdings.com

Investor Relations Contact:

Crescendo Communications, LLC

David Waldman/Natalya Rudman

Tel: (212) 671-1020

Email: LRHC@crescendo-ir.com